                                                                   EXHIBIT 10.40

                LIQUID REMOTE INVENTORY FULFILLMENT SYSTEM(TM)
                   MERCHANT AFFILIATE AND LICENSE AGREEMENT
                   ----------------------------------------

     WHEREAS Liquid Audio, Inc., a California corporation, with offices at 810 Winslow Avenue, Redwood City, California 94063, hereinafter referred to as "Liquid Audio," owns and operates the Liquid Remote Inventory Fulfillment System ("RIFFS" or "RIFFS program"), pursuant to which Liquid Audio makes available to online merchants a database of music tracks ("RIFFS Catalog"), which tracks can be sold and digitally delivered to customers of merchant Web sites that are licensed as RIFFS affiliates;

     WHEREAS MTS, Inc., a California corporation with offices at 2500 Del Monte, West Sacramento, CA, hereinafter referred to as "Merchant," desires to be licensed to participate in the RIFFS program as a merchant affiliate in order to receive the right to use the RIFFS Catalog to make online sales and digital delivery of music tracks to its customers, upon the terms and conditions set forth in Schedule "A" to this Agreement; and

     NOW THEREFORE THE PARTIES HEREBY AGREE AS OF THIS 14TH DAY OF MAY 1999 ("EFFECTIVE DATE") AS FOLLOWS:

RIFFS CATALOG CATEGORIES: All

MERCHANT SITE: www.towerrecords.com

AFFILIATION PERIOD: One year from Effective Date

MUSIC LICENSE: Web site linkage to RIFFS Catalog and digital delivery of music titles to customers of Merchant Site, per Schedule "A".

LOGO/ICON LICENSE: Promotional use of Liquid Audio/RIFFS logo and icon license, per Schedule "A".

ANNUAL MERCHANT AFFILIATION FEE: Waived.

DIGITAL DELIVERY FEES: Waived.

DIGITAL MUSIC SALES: Merchant accounts and pays Liquid Audio monthly for wholesale distribution price for digital music sales transactions per Schedule "A".

BANNER ADVERTISING: As mutually agreed.

  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date first above written.

LIQUID AUDIO, INC.:                     FOR MERCHANT:

BY: /s/[SIGNATURE ILLEGIBLE]^^          BY: /s/[SIGNATURE ILLEGIBLE]^^
    -----------------------------           ----------------------------
TITLE:  CEO                             TITLE: PRES.
        -------------------------              -------------------------


BY: /s/[SIGNATURE ILLEGIBLE]^^          BY: /s/[SIGNATURE ILLEGIBLE]^^
    -----------------------------           ----------------------------
TITLE:  VP BUSINESS DEVELOPMENT         TITLE: SEC
        -------------------------              -------------------------

                                 SCHEDULE "A"
                                 ------------

                  LIQUID REMOTE INVENTORY FULFILLMENT SERVICE
                  -------------------------------------------
        MERCHANT AFFILIATION AND LICENSE STANDARD TERMS AND CONDITIONS
        --------------------------------------------------------------


     Annexed to and made part of that certain Liquid RIFFS Merchant Affiliation and License Agreement ("Agreement") dated as of May 14, 1999, between Liquid Audio, Inc. ("Liquid Audio") and MTS, Inc. ("Merchant").

I.   Definitions.
     ------------

"Merchant Site" means the Web site or sites owned or controlled by Merchant as identified by the URL or URLs listed in the Main Agreement.

"Link(s)" means one or more hyperlinks established from within the Merchant Site to one or more pages within the RIFFS Catalog, as designated by Liquid Audio, to enable Merchant to make online sales of music tracks to customers of the Merchant Site.

"RIFFS Logo and Artwork" means the Liquid Audio logo and any other logo(s) for RIFFS designated by Liquid Audio from time to time, and all artwork, graphics, and other content provided by Liquid Audio for use in connection with the Links.

"RIFFS Catalog" means the compilation database owned by Liquid Audio and marketed as the" Liquid Remote Inventory Fulfillment Service," "RIFFS" or under such other branding as Liquid Audio may select from time to time, which database is comprised of sound recordings made available by Liquid Audio in the Catalog Categories identified in Schedule "B" (including any samples [forty-five (45) second or less] of such sound recordings that may be made available for preview purposes), and all other graphics, text, video, and other related content now or hereafter offered by Liquid Audio in connection with the foregoing.

"RIFFS Server(s)" means the Liquid Audio server software that makes the RIFFS Catalog available to Merchant for online sales and digital delivery of music tracks to customers of the Merchant Site.

"Digital Music Sales Transactions" means the purchase by a customer of the Merchant Site using the RIFFS Catalog of (i) one or more intangible copies of a sound recording offered via the RIFFS Catalog, with online fulfillment of such sale by digital delivery and downloading from the RIFFS Server to the end user's personal computer hard drive, but not to any other tangible or intangible media.

II.  License Grant. Subject to the payment by Merchant of the annual affiliation
     -------------
fee set forth in Section IX below, Liquid Audio grants and Merchant accepts a limited, personal, nontransferable, nonexclusive license as a RIFFS merchant affiliate (i) to use, make available, and sell music tracks from the RIFFS Catalog to customers of the Merchant Site; and (ii) subject to compliance with Liquid Audio's branding guidelines and Section VIII below, to use the Logo and Artwork as an icon to create one or more Links to the RIFFS Server. As a condition to such license, Merchant shall comply with such channel restrictions and other requirements relating to sale of the music tracks that are imposed by Liquid Audio, the record label or other content owners or suppliers and communicated to Merchant in writing from time to time; provided, however, that such requirements shall impose no price-related restraints.

III. Reservation of Rights. The license herein granted shall be limited to the
     ---------------------
rights expressly set forth above. All other rights to the RIFFS Catalog are expressly reserved by Liquid Audio. Without limiting the foregoing, Merchant may not create or maintain any hyperlinks to the Catalog other than the Links to the Merchant Site as permitted herein, and Merchant may not sublicense, remarket or resell the RIFFS Catalog. In addition, Merchant shall impose no requirements of any kind or character whatsoever (other than customarily required as part of or incidental to an online sales transaction) for customers or potential customers to access the RIFFS Catalog or make online purchase of music tracks using the RIFFS Catalog via the Links, including without limitation, any subscription or access fee or registration requirement to activate the Links to the RIFFS Catalog.

IV.  Joint Promotional Obligations  Liquid Audio and Merchant will each make
     -----------------------------
commercially reasonable efforts to promote the other and the relationship described within this Agreement at any appropriate trade shows. Liquid Audio and Merchant will jointly release a press release concerning the relationship described in this Agreement upon execution hereof and upon launch of the RIFFS program on the Merchant Site. Both parties will agree to the language of the press release before it is issued.

V.   Liquid Audio Promotional and Technical Obligations Liquid Audio will
     --------------------------------------------------
include Merchant on the Liquid Audio Web Site in an area in which Liquid Audio describes the RIFFS program, and Liquid Audio will provide a link from this portion of its site to Merchant's home page as part of a listing of merchants participating in the RIFFS program. In connection with the distribution of music tracks in the RIFFS Catalog via the Merchant Site, Liquid Audio will provide Merchant with the RIFFS Courier, the Liquid Audio proprietary client software for participation in the RIFFS program, and Merchant hereby agrees to the terms of Liquid Audio's end user license agreement for the RIFFS Courier, which is attached hereto and incorporated herein as Schedule "C". Liquid Audio will be responsible for enabling the RIFFS program functionality, using Liquid Audio's technology and any third party technology obtained by Liquid Audio, through operation of the RIFFS Server, maintenance of the RIFFS Catalog, and digital delivery of music tracks through the RIFFS Catalog. Notwithstanding the foregoing, Merchant shall be solely responsible for all other aspects of the sales transaction and for the operation of the Merchant Site, including without limitation establishment of the Links, installation and proper use of the RIFFS Courier software, configuration and operation of the customer "shopping cart" functionality, customer inquiries, orders, order calculation, presentment and collection of sales price and sales tax due, and credit and debit card processing.

VI.  Merchant Affiliate Promotional Obligations. In consideration of the RIFFS
     ------------------------------------------
Catalog made available to Merchant hereunder, the foregoing license requires that the RIFFS program be featured in a prominent position on the Merchant Site. Liquid Audio and Merchant shall negotiate this positioning in good faith but could include such things as (i) placement of the RIFFS Logo as a Link on the "home page" of the Merchant Site, or if no third-party content appears on the "home page" then in the first page thereafter that does so (and/or on other mutually agreed pages of sufficient prominence); (ii) placement of the Liquid Audio Logo next to each Link to the RIFFS Catalog from the Merchant Site; (iii) inclusion of an explanation of RIFFS reasonably acceptable to Liquid Audio in any instruction section of the Merchant Site; (iv) inclusion of a digital downloadable section as appropriate in a MY Tower page, as mutually agreed based upon recommendations from either party.

VII. Liquid MusicPlayer. Merchant will provide a download button, in a design
     ------------------
consistent with Liquid Audio's branding guidelines, on the Merchant Site, that enables end users to download the Liquid MusicPlayer from the Web site. Liquid Audio win license the Liquid MusicPlayer directly to the end user. Liquid Audio will be responsible for all customer support of this product, and win respond to customer support requests within twenty-four hours of their receipt. Liquid Audio will provide to Merchant separate Web pages, for inclusion within the Merchant Site, which explain the relevant aspects of the Liquid Audio system, and especially the Liquid MusicPlayer.

VIII Advertising. Upon execution of this Agreement, and until launch of the
     -----------
RIFFS program on the Merchant Site, Merchant agrees to work with Liquid Audio in good faith to promote the coming of the RIFFS program, and the existence of the RIFFS program on Merchant' s site. In addition, Merchant shall make available to Liquid Audio a mutually agreed amount of banner ads at a mutually agreed price, which ads shall be for use exclusively in promoting highlighted music selections available through the RIFFS Catalog. With respect to the page(s) on the Merchant Site which contain the Link(s) to the RIFFS Catalog, Merchant shall control all advertising and other content on such page, and shall retain all revenue derived therefrom.

IX.  Payments.
     --------

     (a) Merchant shall pay Liquid Audio the annual merchant affiliation fees for the Catalog Categories selected by Merchant as set forth in Exhibit "B". The parties agree that timely payment of all amounts due under this Section IX by Merchant is of the essence of this Agreement. The due date for the annual merchant affiliation fees shall be the Effective Date hereof and each anniversary of such date. The due date for all payments in connection with Digital Music Sales Transactions shall be as set forth in Section X below.

     (b) With respect to all Digital Music Sales Transactions on the Merchant Site, Merchant shall pay to Liquid Audio the Wholesale Price and the Digital Delivery Fee for each music title sold. With respect to a Digital Music Sales Transaction involving the sale of a single music track, the sale shall be deemed to have occurred when the track has been downloaded by the consumer. With respect to a Digital Music Sales Transaction involving the sale of a music title comprised of multiple tracks (album sales), the sale shall be deemed to have occurred when the first track has been downloaded by the consumer provided that the remaining tracks have been made concurrently available to the consumer for downloading. These tracks will be made available until the customer has successfully downloaded all of the tracks. "Wholesale Price" means the wholesale price set by Liquid Audio or its suppliers for the applicable track(s) sold as published on the RIFFS Catalog or otherwise communicated to Merchant. "Digital Delivery Fee" means Liquid Audio's per-transaction digital fulfillment fee, as set forth in the Main Agreement. The parties acknowledge that Merchant will determine the list and actual retail selling price to customers in its sole discretion, and that Liquid Audio, the record labels or other content owners or suppliers will determine the wholesale price in their sole discretion.

     (c) Subject to the foregoing, the parties' sole compensation under this Agreement shall be the mutual benefit derived from offering the RIFFS Catalog through the Merchant Site and each party shall retain all revenues derived from each of their respective activities hereunder.

X.   Statements. Liquid Audio shall provide Merchant on a monthly basis with a
     ----------
statement of all amounts payable to Liquid Audio arising from Digital Music Sales Transactions within ten (10) days after the end of each calendar month. Merchant shall tender the amount due under such statement to Liquid Audio within thirty (30) days after the end of the calendar month in which the invoice was received. The statement shall contain information, which shall be mutually agreed upon by Liquid Audio and Merchant, for Merchant to accurately verify the amounts due and payable, including (i) the total number of each music track sold, (ii) appropriate identifying data for each music track sold; (iii) the wholesale price of each music track sold; (iv) the total wholesale revenues for each music track sold; (v) the total number and wholesale revenues for all tracks sold; (vi) the calculation of Liquid Audio digital delivery fee; (vii) the calculation of the total amount due to Liquid Audio (viii) and/or such other transaction data as Liquid Audio may elect to provide to Merchant hereunder. No deductions or reserves from such amounts payable to Liquid Audio will be permitted except in the event that Merchant disputes in good faith the accuracy of any statement or statements, Merchant may withhold the disputed amounts until such dispute is resolved. Each party will keep reasonable records in connection with its respective performance under this Agreement, and will permit the other party reasonable access to such records at such other party's expense upon reasonable notice. Without limiting Liquid Audio's rights or remedies, Liquid Audio reserves the right to suspend Merchant's access to the RIFFS program and RIFFS Catalog hereunder in the event of any material breach of Merchant's payment obligations hereunder.

XI.  Warranties. Liquid Audio represents and warrants the following: (i) that it
     ----------
is the sole owner of the database compilation copyright in the RIFFS Catalog;
(ii) except with respect to public performance of music works which is provided for in Section XII below, it has all rights necessary to license the RIFFS Catalog, and the individual music tracks included therein, as provided in this Agreement; (iii) that it has obtained or will secure on behalf of Merchant all licenses necessary for Merchant's use of the RIFFS Courier software licensed pursuant to Schedule "C"; (iv) that it will provide professional and courteous customer service to Merchant's customers in connection with support of the Liquid Music Player pursuant to Section VI above;
(v) that it will maintain and operate the RIFFS Server in a manner consistent with Section XVIII below; (vi) that throughout the term of this Agreement, it will continue to have the capable to carry out its duties herein; and (viii) that the RIFFS Server, the RIFFS Courier and all Liquid Audio or third party software or hardware required by Liquid Audio for operation of RIFFS, will (a) perform in accordance with their respective specifications prior to, during and after January 1, 2000, and record, store, process, display and receive calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such software or hardware records, processes, displays and receives calendar dates falling on or before December 31, 1999: and (b) is capable of correctly processing, providing and/or receiving data and date-related data within and between the twentieth and twenty-first centuries, including without limitation date data recognition, recognition of the year 2000 as a leap year, and calculations that accommodate same century and multi-century formulas and values.

Liquid Audio will indemnify, defend and hold harmless Merchant against any and all suits, proceedings at law or in equity, and any and all liability, loss, costs or damages awarded in any final judgment entered against Merchant or settlement approved by Liquid Audio, to the extent arising out of or in connection with any third party claim, suit, demand or action relating to a breach this Agreement or of the foregoing warranties made by Liquid Audio hereunder or by reason of a claim that the exercise by Merchant of the license rights granted herein infringes the U.S. intellectual property rights of others, provided, however, that prompt detailed notice in writing of such claim is provided to Liquid Audio. Liquid Audio shall have full control over the defense and/or settlement of any such claim or litigation including the right to select counsel, and Merchant shall not continue the use of the RIFFS Catalog after receipt of notice of any such claim without the written consent of Liquid Audio. Merchant shall cooperate fully with Liquid Audio in the defense or settlement of any such claim or litigation.

Merchant will indemnify Liquid Audio from all claims or liabilities including without limitation reasonable attorneys' fees arising from the breach of this Agreement by Merchant or from the distribution of any material on the Merchant Site other than material contained in the RIFFS Catalog or advertising as delivered by Liquid Audio.

EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE RIFFS PROGRAM, THE RIFFS CATALOG AND ALL SERVICES, SOFTWARE, TECHNOLOGY AND CONTENT RELATING THERETO ARE PROVIDED ON AN AS-IS BASIS. LIQUID AUDIO HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Liquid Audio shall provide to Merchant a Broad Form Vendors Endorsement Certificate of Insurance in an amount of one million dollars ($1,000,000.00) evidencing Liquid Audio's liability insurance which said Certificate names Merchant as an additional insured under said policy. Said policy will provide that Merchant will be given ten (10) days notice of termination of said policy.

XII.  Music Rights. Liquid Audio and/or the content owner, and not Merchant,
      ------------
shall be responsible for payment of any mechanical w obligations incurred in connection with the RIFFS Catalog and Digital Music Sales Transactions. Liquid Audio warrants to the best of its knowledge that the public performance rights in the musical works contained in the RIFFS Catalog are (i) controlled by ASCAP, BMI, SESAC or a performing rights society having jurisdiction, (ii) in the public domain, or (iii) controlled by Liquid Audio or its licensors.

XIII. Withdrawal Rights. Liquid Audio may in its absolute discretion withdraw
      -----------------
permanently or temporarily any licensed sound recording or other content from the RIFFS Catalog if Liquid Audio determines in its sole discretion that the distribution thereof would or might infringe the rights of others, violate any law or governmental rule or regulation, interfere with actual or contemplated use of the particular licensed sound recording or other element for any purpose other than the distribution by Merchant or subject Liquid Audio to any potential liability or litigation.

XIV.  Term and Termination.
      ---------------------

      (a) This Agreement will become effective on the Effective Date and shall continue in effect for the period set forth in the Main Agreement, unless otherwise terminated or canceled as provided herein. This Agreement shall automatically renew for one or more renewal terms of one (1) year each at the end of the initial term of any renewal term unless either party tenders written notice of its intent to terminate at least thirty (30) days prior to the scheduled expiration date.

      (b) Either party hereto may, at its option, and without notice, terminate this Agreement, effective immediately, should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

      (c) In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement, by thirty (30) days written notice of termination, which notice shall identify and describe the basis for such termination; provided, however, that if, prior to expiration of such period, the defaulting party cures such default, termination shall not take place. Notwithstanding the foregoing, the cure period for payment obligations is ten (10) days.

      (d) Upon any termination of this Agreement, Sections III, X, the indemnification provisions under Section XI, XII and XV shall survive the termination of this Agreement. Merchant shall immediately return to Liquid Audio all copies of the RIFFS Logo and Artwork and all other Liquid Audio materials in Merchant's possession or control Merchant shall deactivate all Links to the RIFFS Catalog and shall not create any links thereto or to any other Liquid Audio sites without the prior consent of Liquid Audio.

XV.   Confidential Information
      ------------------------

      (a) Each party acknowledges that by reason of its relationship to the other party under this Agreement it will have access to certain information and materials concerning the other party's business, plans, customers, technology and products that are confidential and of substantial value to such party (referred to in this Section as "Confidential Information"), which value would be impaired if such Confidential Information were disclosed to third parties. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party except for parties' attorneys who will be subject to the confidentiality requirements herein. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing or, if given orally, identified as confidential orally prior to disclosure and confirmed in writing within thirty (30) days, or if a party knows or has reason to know of its confidentiality, provided, however, that Licensor agrees that any Confidential Information in whatever form relating to the design, functionality, operational methods or coding of the RIFFS program, RIFFS Catalog, Liquid Audio software, including but not limited to any complete or partial source or object code versions of such software, shall be deemed Confidential Information of Liquid Audio regardless of the presence or absence of any confidential markings or identification. The terms of this Agreement will be considered Confidential Information, but may be disclosed to the parties' accountants or auditors on a need to know basis.

      (b) The parties' obligations under this Section XV shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge though no fault of or action by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party's Confidential Information; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability. Unless otherwise required to maintain by law or judicial order, whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party's option, shall destroy all such Confidential Information as the disclosing party may designate.

XVI.  Additional Provisions.
      ----------------------

      (a) Merchant acknowledges that each music offering included in the RIFFS Catalog category or categories was individually licensed and separately priced, and that Liquid Audio offered each music offering without discrimination and without conditioning the licensing of any one music offering upon the licensing of any other music offering.

      (b) Neither party shall be liable to the other for any delay or failure to perform its obligations hereunder due to acts of God, failure of carriers, labor disputes, war, public disaster or any other cause beyond the reasonable control of the parties and such performance shall be excused to the extent of such force majeure event.

      (c) Merchant shall account and pay without limitation any tax, levy or charge whatsoever by any statute, law, rule or regulation now or hereafter in effect, related to the Digital Music Sales Transactions between Merchant and its customers and related to the license fees payable under this Agreement, it being the intent hereof that all amounts stated herein that are due to Liquid Audio are net amounts, free and clear any such taxes, levy or charges whatsoever, except for any taxes on Liquid Audio's net income.

      (d) Neither the license granted to Merchant hereunder nor this Agreement may be transferred or assigned by Merchant without the prior written consent of Liquid Audio, nor shall Merchant sublicense or relicense the RIFFS Catalog licensed hereunder, in whole or in part, or enter into any third-party linking arrangements with respect thereto without Liquid Audio's prior written consent. Any such purported transfer, assignment or other arrangements entered into without Liquid Audio's consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except, Merchant will have the absolute right to assign this Agreement without being required to obtain prior consent of Liquid Audio (a) to any affiliate, or (b) to any corporation into which Merchant may merge or which result from the consolidation of Merchant with any other corporation. No pledge, sale transfer, encumbrance, hypothecation, inheritance, or other transfer of Merchant' s corporate stock will constitute assignment hereunder.

      (e) The headings of paragraphs hereof are inserted only for the purpose of convenient reference; such headings shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof; nor shall they otherwise be given any legal effect.

      (f) Nothing herein contained shall constitute a franchise relationship, or partnership between, or joint venture by, Merchant and Liquid Audio, or constitute Merchant or Liquid Audio the agent of the other.

      (g) All notices hereunder win be hand delivered or sent by certified or registered mail or by a reputable overnight delivery service to the parties at the addresses set forth above with a copy to the General Counsel, or to such other addresses as may be designated by the parties in writing.

       (h) This Agreement shall be construed in accordance with the applicable laws of the State of California with respect to agreements executed and to be fully performed in that state.

       (i) This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings. This Agreement may not be amended or modified except in writing signed by both parties hereto; nor may any provision hereof be waived unless in writing signed by the party to be charged with such waiver.

       (j) If there is a conflict between any provision(s) of this Agreement and any statute, law or regulation, the statute, law or regulation, shall prevail, provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum requirement of such statute, law or regulation, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect unless an essential purpose of this Agreement will be defeated.

       (k) Merchant agrees that any litigation, action or proceeding arising out of or relating to this Agreement shall be instituted in any state or federal court sitting in California.

       (l) EXCEPT PER LIABILITY UNDER SECTION XI HEREIN, AND INTENTIONAL OR RECKLESS MISCONDUCT, LIQUID AUDIO'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE TOTAL AMOUNTS PAID BY MERCHANT. IN NO EVENT SHALL LIQUID AUDIO BE LIABLE TO MERCHANT OR ANY OTHER PARTY PER CONSEQUENTIAL, INCIDENTAL, SPECIAL, RELIANCE, OR INDIRECT DAMAGES, OR FOR LOST DATA, LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, HOWEVER CAUSED, ON ANY LEGAL THEORY, WHETHER BREACH OF CONTRACT, TORT, OR OTHERWISE, REGARDLESS WHETHER LIQUID AUDIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MERCHANT AGREES THAT THE AMOUNTS PAYABLE TO LIQUID AUDIO UNDER THIS AGREEMENT REFLECT THE FOREGOING ALLOCATION OF RISK.

XVII.  Proprietary Rights
       ------------------

       (a) Definitions: (i) "Merchant Pages" means the pages accessible via the
       ---------------------
Merchant Site that incorporate and integrate the Links, Liquid Audio Content and Merchant Content; (ii) "Liquid Audio Content" means the text, pictures, graphics sound, video, other data and computer software to be provided by Liquid Audio hereunder, as such materials may be modified from time to time; (iii) "Marks" means Domain Name and the Merchant loges and trademarks to be provided to Liquid Audio in accordance with this Agreement; (iv) "Merchant Content" means the materials provided by or created by or on behalf of Merchant (such as the Marks, an HTML template for the "look and feel" of the Merchant Pages, files, data and formulae) for incorporation in the Merchant Pages.

       (b) License Grant By Merchant. Merchant hereby grants to Liquid Audio a
       ---
limited non-exclusive worldwide license to: (a) use the Marks on Liquid Audio's Web Site. Liquid Audio shall have no right to sublicense the foregoing rights without Merchant's prior written consent Any rights not expressly granted by Merchant to Liquid Audio are reserved by Merchant, and all implied licenses disclaimed. Liquid Audio shall not exceed the scope of the licenses granted hereunder.

       (c) Ownership of Marks, Merchant Content, and Merchant Site. All right,
       ---
title and interest in and to the Marks, Merchant Content and the Merchant Site (other than Liquid Audio Content) (including without limitation, all rights therein under copyright trademarks trade secret and similar laws) shall remain with Merchant or its licensors and/or suppliers. Liquid Audio will not make any modification to the Marks and/or Merchant' s Content in connection with its performance hereunder, without Merchant' s prior written consent

       (d) Ownership of Liquid Audio Content. All right, title and interest in
       ---
and to the Liquid Audio Content (including without limitation all rights therein under copyright, trademark, trade secret and similar laws) shall remain with Liquid Audio or its licensors and/or suppliers.

       (e) Quality Control and Use Restrictions. Liquid Audio shall use the
       ---
Marks exactly in conformance with Merchant's trademark useage policies as communicated to Liquid Audio from time to time. Merchant may immediately terminate Liquid Audio' s license to use the Marks if Merchant reasonably believes the such use dilutes, tarnishes or blurs the value of the marks. Liquid Audio shall place a (R) or (as appropriate) with the Marks as requested by Merchant. Liquid Audio acknowledges that Liquid Audio's use of the Marks will not create in it, nor will it represent it has, any right, title or interest in or to the Marks other than the limited license granted by Merchant above. Liquid Audio will not challenge the validity of or attempt to register any of the Marks or its interest therein as a licensee, nor will it adopt any derivative or confusingly similar names, brands or marks or create any combination marks with the Marks. Liquid Audio acknowledges Merchant' s and its affiliates' ownership and exclusive right to use the marks and agrees that all goodwill arising as a result of the use of the Marks shall inure to the benefit of Merchant and its affiliates.

       (f) Limited Promotional Use. Liquid Audio hereby grants a non-exclusive,
       ---
worldwide license to Merchant to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform Liquid Audio Content and the RIFFS Logo and Artwork solely in connection with reasonable promotional activities by Merchant in connection with demonstrating and promoting Merchant's Site

       (g) Non Exclusivity. Nothing in this Agreement shall be deemed or
       ---
construed to prohibit (a) Liquid Audio from providing the Liquid Audio Content (or similar material) to any third party, or (2)

Merchant from procuring material similar in nature to Liquid Audio Content from any third party.

     (h) Execution of Documents. Each party agrees to execute such documents and
      -
take such other actions as are reasonably necessary to effectuate the provisions of this Section-- at the other party's request and sole expense. In the event either party refuses or is unable to take such action, such party hereby irrevocably appoints the other party as such party' s agent-in-fact for the purposes of taking such action, which appointment is coupled with an interest.

XVIII. General Performance Standards
       -----------------------------

Liquid Audio and its related operations must comply with the following performance standards throughout the Term: (i) The RIFFS Server will be operational and fully functional in all material respects at least 97% of the time during any 30 day period; (ii) has been designed to provide an optimal level of service this includes: Sun Unix machines colocated at one of the top "tier 2" ISP's with an initial bandwidth of 100Mbps that is promptly expandable to meet fluctuations in demand and is redundant to provide reliable service;
(iii) Merchant will receive prompt notification of all Network upgrades, outages or any activity that will cause a sufficient deficiency in these general performance standards; and (iv) Without limiting Merchant's rights or remedies, if any of the performance standards set forth above are not met by Liquid Audio, Merchant may immediately remove any or all links to the RIFFS Catalog at Merchant's sole discretion. In such instance, Merchant will provide immediate notice and 24 hours from said notice to cure. Further, if the RIFFS Server fails to operate fully and functionally in any material respect for any period of four or more consecutive hours, even if otherwise in compliance with the performance standards, Merchant may immediately remove any or all links to the RIFFS Catalog, at Merchant's sole discretion, until such time as Liquid Audio notifies Merchant that the Server has resumed acceptable operation.

XIX. Maintenance

Upgrades and patches to be provided in a timely manner.

XIX. Non-solicitation of Employees

During the Term and for a period of six (6) months from the voluntary or involuntary termination of this Agreement for any reason whatsoever, neither party shall (i) solicit, interfere with, or endeavor to cause any employee of the other party to leave his or her employment; or (ii) induce or attempt to induce any such employee to breach her or his employment agreement with the other party.

                                 SCHEDULE "B"
                                 ------------

RIFFS Catalog Categories      Annual Affiliation Fees
------------------------      -----------------------

All Categories

Pop/R&B

Country

Rock

Jazz

Classical

                                 SCHEDULE "C"
                                 ------------

                   RIFFS COURIER END USER LICENSE AGREEMENT

LIQUID AUDIO, INC. ("LIQUID AUDIO") AGREES TO LICENSE TO YOU ("MERCHANT") THE RIFFS COURIER SOFTWARE ("SOFTWARE") FOR USE IN CONNECTION WITH LIQUID AUDIO'S REMOTE INVENTORY FULFILLMENT SERVICE ("RIFFS PROGRAM") ONLY ON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS AGREEMENT.

1. LICENSE GRANT AND RESTRICTIONS. Subject to the terms of this Agreement, Liquid Audio grants to Merchant a non-exclusive, non-transferable, revocable license to use during the term of this Agreement the object code copy of the Software ("Copy") and related documentation as provided by Liquid Audio to Merchant pursuant to that certain RIFFS Merchant Affiliate and License Agreement between the parties ("RIFFS Agreement"). The Software may only be used in connection with the RIFFS Program and on a single CPU, which may be changed from time to time. Such license shall commence upon the date of delivery of the Copy to Merchant or the date of complete execution of the RIFFS Agreement, whichever occurs later, and shall continue until the expiration or termination of the RIFFS Agreement, unless this Agreement is earlier terminated as provided herein. Merchant may not (a) modify, disassemble, decompile or reverse engineer the Software; (b) rent, lease, loan, resell, sublicense, distribute or otherwise transfer the Software to any third party or use the Software to provide time-sharing or similar services to any third party, (c) make any copy of the Software except for a single boot-up copy and a single back-up copy; (d) circumvent or disable any technological features or measures in the Software for protection of intellectual property rights, or (e) delete the copyright and other proprietary rights notices on the Software. This license does not include any rights to maintenance or updates; provided, however, that if Liquid Audio provides Merchant with any updates to the Software, Merchant shall promptly implement such updates, and such updates shall be deemed to be included in the license granted hereunder.

2. DIGITAL DELIVERY FEES. The continued effectiveness of this Agreement during the term hereof is conditioned upon the receipt by Liquid Audio of any Digital Delivery Fees (as such terms is defined in the RIFFS Agreement that are payable by Merchant to Liquid Audio pursuant to the RIFFS Agreement. Such payments will be made by Merchant pursuant to the terms and conditions set forth in the RIFFS Agreement.

3. LIMITED WARRANTY. Liquid Audio represents and warrants during the term of this Agreement that:

          (i) The Software, including upgrades and patches, unless modified by Merchant, will perform substantially in accordance with the documentation provided by Liquid Audio. Merchant's sole remedy under this warranty is that Liquid Audio will endeavor to correct within a reasonable period of time any "Software Error" (i.e., material failure of the Software to perform substantially in accordance with the documentation) that is reported during the warranty period or, if Liquid Audio is unable to correct any Software Error, terminate this Agreement. Liquid Audio does not warrant that the Software will meet Merchant's requirements, that operation of the Software will be uninterrupted, error-free or that all Software Errors will be corrected.

          (ii) The media, if any (such as diskette or CD-ROM), provided by Liquid Audio containing the Software will be free from defects in materials and workmanship under normal use. Merchant's sole remedy under this warranty is that Liquid Audio will replace any faulty media at no charge to Merchant if the same is returned to Liquid Audio.

          (iii) The Software, upgrades and patches will not infringe or misappropriate any copyrights, trademarks, patents, privacy, publicity, and other proprietary rights of any third party, or otherwise violate this Agreement or any applicable law.

     Indemnification. Liquid Audio agrees to defend, indemnify, and hold harmless Merchant from and against any and all suits, prigs at law or in equity, and any and all liability, loss, costs or damages, including reasonable attorneys fees and expenses arising out of or in connection with any claim, suit, demand or action relating to any actual or alleged violation of copyright, trademark, trade name or patent laws with respect to the Software, upgrades or patches provided to Merchant by Liquid Audio. Liquid Audio agrees to retain at the Liquid Audio's expense, legal counsel reasonably satisfactory to Merchant, for the purpose of defending any said loss, claim, lawsuit, petition, or other litigation; and to reimburse Merchant for all legal expenses reasonably incurred by Merchant prior to the retention of said legal counsel by Liquid Audio provided such expenses are reasonably pre-approved by Liquid Audio.

     THE ABOVE WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND LIQUID AUDIO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LIQUID AUDIO, ITS EMPLOYEES OR AGENTS SHALL INCREASE THE SCOPE OF THE ABOVE WARRANTIES OR CREATE ANY NEW WARRANTIES.

4. LIMITATION OF LIABILITY. EXCEPT FOR SECTION 3, INTENTIONAL OR RECKLESS MISCONDUCT BY LIQUID AUDIO ITS CONTRACTORS, AGENTS, OR EMPLOYEES, IN NO EVENT WILL LIQUID AUDIO BE LIABLE TO MERCHANT OR ANY OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR RELIANCE DAMAGES OF ANY KIND OR FOR LOST DATA, LOST PROFITS OR BUSINESS INTERRUPTION ARISING FROM USE OF THE COPY AND/OR THE SOFTWARE EMBODIED THEREIN, WHETHER RESULTING FROM TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT OR OTHER FORM OF ACTION, ARISING IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT FOR SECTION 3, INTENTIONAL OR RECKLESS MISCONDUCT, LIQUID AUDIO'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNTS PAID BY MERCHANT. Merchant expressly acknowledges that the Digital Delivery Fees agreed to by the parties reflect the foregoing allocation of risk.

5. OWNERSHIP; PERMISSIONS. Merchant agrees that Liquid Audio and/or its suppliers own all right, title and interest in and to the Software and all copies thereof, including without limitation any and all copyrights, patents, trade secrets, trademarks and other intellectual property and proprietary rights therein. Merchant will not acquire any additional licenses under any copyrights, patents, trade secrets, trademarks or other intellectual property rights on account of this Agreement. Merchant acknowledges that the Software embodies trade secrets of Liquid Audio, the unauthorized use or disclosure of which may cause substantial harm to Liquid Audio that could not be remedied by the payment of damages alone. Accordingly, Liquid Audio may be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this
Section 1 or 5.

6. TERMINATION. Liquid Audio will have the right to terminate this Agreement if Merchant breaches any term or condition of this Agreement (including without limitation failure to pay any Digital Delivery Fees when due) and, if such breach is subject to cure, fails to cure such breach within ten (10) days after written notice from Liquid Audio. Upon termination of this Agreement, the rights and licenses granted to Merchant under this Agreement shall automatically terminate. Within five (5) days after termination, Merchant will return or destroy all copies of the Software and documentation in Merchant's possession. Upon request, Merchant will certify to Liquid Audio that all copies of the Software have been returned to Liquid Audio or destroy. The exercise by Liquid Audio of any remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise. The rights and obligations of the parties under Sections 2, 3, 4, 5, 6, 7, and 10 shall survive the expiration or termination of this Agreement.

7. GOVERNMENT LICENSEE. If the Software is licensed by or for any unit or agency of the United States Government, then the Software shall be classified as "commercial computer software," as that term is defined in the applicable provisions of the Federal Acquisition Regulation ("FAR") and supplements thereto, including the Department of Defense ("DoD") FAR Supplement ("DFARS"). Liquid Audio represents that the Software was developed entirely at private expense, and that no part of the Software was first produced in the performance of a United States Government contract. If the Software is supplied for use by DoD, the Software is delivered subject to the terms of this Agreement and either
(i) in accordance with DFARS 227.7202-1(a) and 227.7202-3(a), or (ii) with restricted rights in accordance with DFARS 252.227-7013(c)(1)(ii) (OCT 1988), as applicable. If the Software is supplied for use by a Federal agency other than DoD, the Software is restricted computer software delivered subject to the terms of this Agreement and (i) FAR 12.212(a); (ii) FAR 52.227-19; or (iii) FAR 52. 227-14(ALT III), as applicable.

8. EXPORT CONTROL. Merchant agrees to comply with all export laws and restrictions and regulations of the United States Department of Commerce or other United States or other sovereign agency or authority, and not to export, or allow the export or re-export of any technical data or any Software in violation of any such restrictions, laws or regulations, or unless and until all required licenses and authorizations are obtained to the countries specified in the applicable U.S. Export Administration Regulations (or any successor supplement or regulations).

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Except for disputes as to the ownership of intellectual property rights in the Software, all disputes arising out of or relating to this Agreement or its interpretation shall be finally settled by binding arbitration in Redwood City, California pursuant to the Commercial Arbitration rules of the American Arbitration Association by one arbitrator. All arbitrators will have knowledge of and experience regarding the computer industry. The arbitration award may be enforced in any court of competent jurisdiction. Merchant hereby consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

10. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any and all written or oral agreements previously existing between the parties with respect to such subject matter. Any modifications of this Agreement must be in writing and specifically reference amendment to this agreement. This Agreement will bind and inure to the benefit of each party's successors and assigns, provided that Merchant may not assign or transfer this Agreement, in whole or in pan, or any rights, duties or obligations hereunder, whether by operation of law or otherwise, without Liquid Audio's prior written consent, and any purported transfer or assignment without such consent shall be void. Except, Merchant will have the absolute right to assign this Agreement without being required to obtain prior consent of Liquid Audio (a) to any affiliate or (b) to any corporation into which Merchant may merge or which may result from the consolidation of Merchant with any other corporation. No pledge, sale, transfer, encumbrance, hypothecation, inheritance, or other transfer of Merchant's stock will constitute assignment hereunder. If any provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will not be affected. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. No purchase order, invoice or similar document will by its terms amend or supplement the terms and conditions of this Agreement, even if accepted or signed by the receiving party. Performance of this Agreement may be suspended due to any force majeure event.

MERCHANT ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

THE SOFTWARE AND THE ACCOMPANYING DOCUMENTATION ARE PROTECTED BY UNITED STATES COPYRIGHT LAW AND INTERNATIONAL TREATY. UNAUTHORIZED REPRODUCTION OR DISTRIBUTION IS SUBJECT TO CIVIL AND CRIMINAL PENALTIES.